SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                             ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐        Preliminary Proxy Statement
☐        Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒        Definitive Proxy Statement
☐        Definitive Additional Materials
☐        Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SIEBEL SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒        No fee required.
☐        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.   Title of each class of securities to which transaction applies:

2.   Aggregate number of securities to which transaction applies:

3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.   Proposed maximum aggregate value of transaction:

5.   Total fee paid:

☐        Fee paid previously with preliminary materials.
☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.   Amount Previously Paid:

7.   Form, Schedule or Registration Statement No.:

8.   Filing Party:

9.   Date Filed:

2207 Bridgepointe Parkway
San Mateo, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Siebel Systems, Inc., a Delaware corporation. The meeting will be held on Wednesday, June 23, 2004 at 11:00 a.m. Pacific Time, at the Marriott Hotel at 1770 South Amphlett Boulevard, San Mateo, California 94402, for the following purposes:

  To elect four directors to hold office until the 2007 Annual Meeting of Stockholders.

  To ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2004.

  To conduct any other business, including, if presented by its proponent, the stockholder proposal appearing on pages 15 through 16 of the proxy statement accompanying this notice, as may be properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 29, 2004. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.

By Order of the Board of Directors

Jeffrey T. Amann
Secretary

San Mateo, California
May 21, 2004

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the meeting in person, please vote over the telephone or the Internet as instructed in these materials, or complete, date, sign and return the enclosed proxy card, as promptly as possible in order to ensure we receive your vote. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person prior to the close of voting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

2207 Bridgepointe Parkway
San Mateo, CA 94404

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

JUNE 23, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Siebel Systems is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You may vote over the telephone or the Internet as further described below, or you may complete, sign and return the enclosed proxy card. You are also invited to attend the annual meeting in person, although you do not need to attend the annual meeting to vote your shares.

We intend to mail this proxy statement and accompanying proxy card on or about May 21, 2004 to all stockholders of record entitled to vote at the annual meeting. Unless otherwise indicated, the discussions relating to the procedures for voting stock are applicable to holders of our common stock. Holders of exchangeable shares of Siebel Janna Arrangement, Inc. should refer to the enclosed information sheet for further instructions on the procedures for exercising the votes associated with those exchangeable shares.

Can I receive materials for future annual meetings online?

Yes, and we strongly encourage you to do so. In an effort to ensure that you receive materials quickly and efficiently, help reduce our printing and postage costs and reduce paper mailed to your home, we offer you the convenience of viewing materials related to our annual meetings online. With your consent, we will stop sending to you future paper copies of these documents. If you are a holder of record, you may elect to receive future communications over the Internet by following the instructions included on your proxy card. If you are a beneficial holder, we have established an open enrollment page on our website where you may register to receive future communications over the Internet. To participate, follow the instructions at www.icsdelivery.com/siebel/index.html or select the Electronic Enrollment option on the Investor Relations page at www.siebel.com/investor.

Your election to view these documents over the Internet will remain in effect until you elect otherwise. If you choose to view future proxy statements and annual reports over the Internet, before the next annual meeting you will receive an email with instructions on how to view those materials and vote.

Will you be webcasting the annual meeting?

Yes. To access the webcast of the annual meeting, go to the Investor Relations page on our website, www.siebel.com/investor, and follow the directions provided. Please note that information on, or that can be accessed through, our website, other than our proxy statement, form of proxy and annual report on Form 10-K, is not part of the proxy soliciting materials, is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

Will I be able to listen to a replay of the annual meeting?

Yes, we will retain and post an audio-only replay of the webcast on our Investor Relations page at www.siebel.com/investor for one week following the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 29, 2004 will be entitled to vote at the annual meeting. On the record date, there were 502,582,090 shares of common stock and one share of Series A1 Preferred Stock outstanding and entitled to vote.

How many votes do I have?

Each holder of common stock will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting. The holder of record of the Series A1 Preferred Stock on such date will be entitled to the number of votes equal to the number of exchangeable shares of Siebel Janna Arrangement, Inc. outstanding on such date (other than exchangeable shares outstanding in the name of Siebel Systems or any of its affiliates). At the close of business on April 29, 2004, there were 1,416,170 exchangeable shares outstanding (other than exchangeable shares outstanding in the name of Siebel Systems or any of its affiliates). The holders of record of common stock and the holders of exchangeable shares (acting through, or pursuant to a proxy granted by, Computershare Trust Company of Canada, acting as trustee) will vote together as a single class on all matters to be voted upon at the annual meeting.

We are entitled to redeem or call the exchangeable shares on or after November 30, 2005.  In addition, we may redeem or call the exchangeable shares upon the occurrence of certain other limited events, including if there are less than 500,000 exchangeable shares outstanding (excluding those held by Siebel Systems or any of its affiliates).  Upon redemption or call, the exchangeable shares will be converted into shares of our common stock at a rate of one share of common stock for each exchangeable share held.  It is our current intention to call the exchangeable shares as soon as we are permitted to do so.

What am I voting on?

There are three matters scheduled for a vote:

  Election of four directors to hold office until the 2007 Annual Meeting of Stockholders (please refer to page 6);

  Ratification of KPMG LLP as our independent auditors for the year ending December 31, 2004 (please refer to page 13); and

  If presented by its proponent, a stockholder proposal requesting that our Board of Directors adopt a policy that the cost of future employee and director stock options be recognized in our annual income statement (please refer to page 15).

In addition, you are entitled to vote on any other matters that are properly brought before the annual meeting.

What are the recommendations of Siebel Systems' Board of Directors?

Our Board of Directors:

  Recommends a vote For the election of the four directors nominated to hold office until the 2007 Annual Meeting of Stockholders;

  Recommends a vote For ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2004; and

  Recommends a vote of Abstain on the stockholder proposal requesting that our Board of Directors adopt a policy that the cost of future employee and director stock options be recognized in our annual income statement.

How do I vote?

For the election of members of our Board of Directors, you may either vote "For" all the nominees to the Board of Directors or you may withhold your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. Votes will be counted by the inspector of elections appointed for the annual meeting. The procedures for voting are as follows:

Holders of Common Stock

Voting by Proxy Prior to the Annual Meeting

Whether or not you plan to attend the annual meeting, we urge you to vote by proxy prior to the meeting to ensure your vote is counted. The deadline for voting prior to the annual meeting is 11:59 p.m., Pacific Time on June 22, 2004. We strongly encourage you to vote your shares by telephone or over the Internet prior to the annual meeting, as further described below. Voting by telephone or over the Internet will assist in ensuring that your vote is timely recorded and in reducing the costs related to the return of paper proxies.

  If you have elected to receive your annual meeting materials over the Internet, please vote your shares over the Internet by following the instructions indicated in the email communication that you receive.

  If you have not yet elected to receive your annual meeting materials over the Internet, you may vote your shares by telephone or over the Internet by following the instructions included on your proxy card. We strongly encourage you to vote your shares by telephone or over the Internet. Alternatively, you may vote your shares by promptly returning your completed, signed and dated proxy card in the envelope provided.

  Please vote only one of the above ways. If you vote more than one way, the vote received later in time will revoke your earlier vote and be the only vote counted.

Voting During the Annual Meeting

  If you hold shares directly in your name, you may vote during the annual meeting in person prior to the close of voting.

  If your shares are not issued directly in your name and are held in an account at a brokerage firm, bank, dealer, or other similar organization, in order to vote during the annual meeting you must request and obtain a new, valid proxy card from such organization prior to the meeting (please contact them for further information). Once you have obtained and properly completed this new proxy card, you may vote in person prior to the close of voting.

Holders of Exchangeable Shares

Holders of exchangeable shares should refer to the enclosed information sheet for instructions on how to vote their exchangeable shares. At the close of business on April 29, 2004, Computershare Trust Company of Canada (the "Trustee") held the one outstanding share of Series A1 Preferred Stock pursuant to a Voting and Exchange Trust Agreement among Siebel Systems, Siebel Janna Arrangement, Inc., a Canadian subsidiary of Siebel Systems, and the Trustee. Under that agreement, each holder of exchangeable shares issued by Siebel Janna Arrangement, Inc. (other than Siebel Systems or any of its affiliates) is entitled to (i) direct the Trustee in voting the exchangeable shares held by them or (ii) either attend the annual meeting and vote or have another person attend and vote on their behalf. Voting instructions for holders of exchangeable shares must be received no later than 5:00 p.m. Eastern Time on June 21, 2004.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be to voted, your shares will be voted "For" the election of all four nominees for director, "For" ratification of KPMG LLP as our independent auditors for the year ending December 31, 2004, and "Abstain" on the stockholder proposal (Proposal 3). If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the Siebel proxy materials, our directors, officers, other employees and any other solicitors that we may retain may also solicit proxies personally, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will provide copies of our solicitation materials to banks, brokerage houses, fiduciaries and custodians that hold beneficially owned shares of our common stock for distribution to such beneficial owners. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card or more than one email instructing me to vote?

If you receive more than one proxy card or more than one email instructing you to vote, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card, and respond to each email, to ensure that all of your shares are voted. In addition, if you are still receiving paper materials, we encourage you to register for electronic delivery of our proxy materials (as noted above) so that you may receive your voting instructions electronically in the future.

What does it mean if multiple members of my household are stockholders but we only received one set of proxy materials?

If you hold shares in street name, in accordance with a notice sent to certain brokers, banks, dealers or other agents, we are sending only one annual report on Form 10-K and proxy statement to an address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. If you hold shares in your name rather than in street name and you would like to receive only one annual report on Form 10-K and proxy statement for your household, please contact Mellon Investor Services LLC, our transfer agent, at (800) 522-6645, or via the Internet at www.melloninvestor.com.

However, if any stockholder residing in your household wishes to receive a separate annual report on Form 10-K or proxy statement for future annual meetings, they may call our Investor Relations department at (650) 477-5000 or write to Investor Relations at investor.relations@siebel.com or 2207 Bridgepointe Parkway, San Mateo, California 94404. Please see the "Householding of Proxy Materials" section at the end of this proxy statement.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the close of voting at the annual meeting. You may revoke your proxy in any one of four ways:

  Prior to the annual meeting, you may:

  submit another properly completed proxy card with a later date by following the return instructions on the proxy card;

  submit another proxy by telephone or the Internet after you have already provided an earlier proxy (please refer to "How do I vote?" above for instructions on how to do so); or

  send a written notice that you are revoking your proxy to our Corporate Secretary at our principal offices at 2207 Bridgepointe Parkway, San Mateo, California 94404.

  During the annual meeting, you may vote in person prior to the close of voting. Simply attending the annual meeting will not, by itself, revoke your proxy.

What is the quorum requirement?

A quorum of stockholders (at least a majority of the outstanding common stock and exchangeable shares represented by proxy or in person at the annual meeting) is necessary to hold a valid annual meeting. On the record date, there were an aggregate of 503,998,260 shares of common stock and exchangeable shares outstanding. Thus, 251,999,131 shares must be represented by proxy or present in person at the annual meeting to have a quorum. The inspector of elections will determine whether or not a quorum is present.

Your shares will be counted towards the quorum only if you submit a valid vote in accordance with the procedures set forth in "How do I vote?" above. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the annual meeting may adjourn the annual meeting to another date.

How many votes are needed to approve each proposal?

  For Proposal 1, the election of directors, the four nominees receiving the most "For" votes will be elected.

  To be approved, Proposals 2 and 3 must receive a "For" vote from the majority of shares attending the annual meeting and represented by proxy, and entitled to vote.

Shares include our common stock and the exchangeable shares, other than exchangeable shares held by Siebel Systems or any of its affiliates, voting together as a single class, present in person (or by remote communication) or represented by proxy and entitled to vote at the annual meeting.

What effect do "withhold" votes, abstentions and "broker non-votes" have on the outcome of the proposal?

For Proposal 1, "withhold" votes are not treated as shares present and entitled to vote, and so have no effect on the outcome of the proposal. For Proposals 2 and 3, abstentions are treated as shares present and entitled to vote, so an abstention has the same effect as a vote "Against" a proposal.

A broker non-vote occurs when a broker or bank cannot vote for a proposal because the broker or bank did not receive instructions from the beneficial owner on how to vote and does not have discretionary authority to vote on the beneficial owner's behalf in the absence of instructions. Broker non-votes are counted as present for the purpose of determining the existence of a quorum, but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a proposal. They therefore have no effect on the outcome of a proposal.

How can I find out the results of the voting?

Preliminary voting results may be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2004.

When are stockholder proposals due for next year's annual meeting?

The deadline for submitting a stockholder proposal or director nomination for inclusion in our proxy statement and form of proxy for our 2005 Annual Meeting of Stockholders is January 21, 2005. Between February 23, 2005 and March 25, 2005, you may also submit a proposal or director nomination for the 2005 Annual Meeting of Stockholders that may be considered at such meeting but not included in the proxy statement or form of proxy. Please submit all proposals in writing to our Corporate Secretary at 2207 Bridgepointe Parkway, San Mateo, California 94404. You should also review our Bylaws, which are filed with the Securities and Exchange Commission, for additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and Bylaws provide that our Board of Directors shall be divided into three classes. Each class consists, as nearly as practicable, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the term of the class of directors in which the vacancy occurred, and until the director's successor is elected and qualified.

The Board of Directors is presently composed of 10 members. There are four directors in the class whose term of office expires in 2004. Our Nominating and Corporate Governance Committee reviewed the qualifications of each of the nominees for election to this class, and unanimously recommended that each nominee be submitted for election to the Board of Directors. The Board of Directors unanimously approved such recommendation (each of the nominees abstained with respect to his directorship). Two of the four nominees, Messrs. Schwab and Shaheen, are currently members of the Board of Directors who were previously elected by the stockholders. The other two nominees, Messrs. Hartz and White, were well known to several members of our Board of Directors, and were recommended by Mr. Siebel for evaluation by the Nominating and Corporate Governance Committee, which carefully considered each candidate and recommended both for appointment to the Board of Directors. If elected at the annual meeting, each of these four nominees will serve until the 2007 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until the director's death, resignation or removal. It is our policy to encourage directors to attend the annual meetings. Four of our directors attended the 2003 Annual Meeting of Stockholders.

Directors will be elected by a plurality of the votes properly cast in person or by proxy. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography, as of May 4, 2004, of each nominee to be elected at the annual meeting:

Nominees for Election for a Three-year Term Expiring at the 2007 Annual Meeting of Stockholders

C. Scott Hartz, age 58, has served as a Director of Siebel Systems since July 2003. From 1995 to January 2002, Mr. Hartz served as Chief Executive Officer of PwC Consulting, one of the world's largest consulting organizations, where he held various positions since 1970. Mr. Hartz serves on the board of directors of Erie Indemnity Company, a provider of management services to the member companies of the Erie Insurance Group, is a managing partner of Spire Capital Group LLC, where he focuses on the commercialization of early-stage technologies from universities and government and private research institutions, and is the CEO of The Hartz Group Inc., a management consulting company. He also serves on The Wharton School's Graduate Executive Board and Lehigh University's Business School Advisory Board, and is a member of the World Affairs Council. Mr. Hartz was named one of Consulting Magazine's "Top 10 Most Influential Consultants" in 1999 and 2000. Mr. Hartz received a B.S. degree in Economics from Lehigh University and an M.B.A. from The Wharton School at the University of Pennsylvania.

Charles R. Schwab, age 66, has served as a Director of Siebel Systems since October 1994. Since 1987, Mr. Schwab has been the Chairman of The Charles Schwab Corporation, a brokerage firm that he founded in 1971. Mr. Schwab also served as The Charles Schwab Corporation's Co-Chief Executive Officer from 1997 to 2003 and as its Chief Executive Officer from 1987 until 1997. Mr. Schwab also serves as a director of Gap, Inc. Mr. Schwab received a B.A. in Economics from Stanford University and an M.B.A. from the Graduate School of Business at Stanford University.

George T. Shaheen, age 59, has served as a Director of Siebel Systems since October 1995. From September 1999 until April 2001, Mr. Shaheen served as President, Chief Executive Officer and Chairman of the Board of Directors of Webvan Group, Inc. From 1989 to September 1999, Mr. Shaheen was the Managing Partner and Chief Executive Officer of Andersen Consulting (now Accenture). Mr. Shaheen was a partner of Andersen Consulting from 1977 to September 1999 and held various other positions at Andersen Consulting from 1967 to 1977. Mr. Shaheen currently serves on the board of directors of several privately held companies and on the Advisory Board of the Marcus & Millichap Company. Mr. Shaheen is a member of the Board of Advisors for the Northwestern University J.L. Kellogg Graduate School of Business. Mr. Shaheen received a B.S. in Marketing and an M.B.A. from Bradley University.

John W. White, age 65, has served as a Director of Siebel Systems since April 2004. From February 1994 until October 1998, Mr. White served as Vice President and Chief Information Officer for Compaq Computer Corporation. Before joining Compaq, from 1973 to 1994, Mr. White served in various management and technical roles at Texas Instruments, including 13 years as Vice President and Chief Information Officer and five years as President of its Information Technology Group. Mr. White is a member of the board of directors of Citrix Systems, Inc., MetaSolv, Inc. and several privately held companies. Mr. White received a B.S. in Mathematics and Physics from Central Missouri State University and an M.S. in Mathematics from the University of Kansas.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR EACH NAMED NOMINEE.

The following is a brief biography, as of May 4, 2004, of each director whose term will continue after the annual meeting:

Directors Continuing in Office until the 2005 Annual Meeting of Stockholders

Thomas M. Siebel, age 51, has served as our Chairman since our inception in July 1993, and served as our Chief Executive Officer from inception until May 4, 2004. From July 1993 until May 1999, Mr. Siebel also served as our President.

James C. Gaither, age 66, has served as a Director of Siebel Systems since February 1994. From February 1994 to April 1998, Mr. Gaither served as Secretary of Siebel Systems. Since July 2000, Mr. Gaither has been a Managing Director of Sutter Hill Ventures, a Silicon Valley based venture capital firm. From 1971 to 2000, Mr. Gaither was a Partner of, and from 2000 to 2003 served as Senior Counsel to, the law firm Cooley Godward LLP. Prior to beginning his law practice with the firm in 1969, he served as law clerk to The Honorable Earl Warren, Chief Justice of the United States; Special Assistant to the Assistant Attorney General in the U.S. Department of Justice; and Staff Assistant to the President of the United States, Lyndon Johnson. Mr. Gaither is a former president of the Board of Trustees at Stanford University and is a former member of the Board of Trustees of the RAND Corporation and The James Irvine Foundation. He is currently on the board of The William and Flora Hewlett Foundation and Chairman of the Board of The Carnegie Endowment for International Peace. Mr. Gaither is a member of the board of directors of nVidia Corporation and Levi Strauss & Co. Mr. Gaither received a B.A. in Economics from Princeton University and a J.D. from Stanford University.

Marc F. Racicot, age 55, has served as a Director of Siebel Systems since April 2001. Since February 2001, Mr. Racicot has been a Partner of the law firm Bracewell & Patterson L.L.P. From 2002 until July 2003 Mr. Racicot served as the Chairman of the Republican National Committee. From 1993 until January 2001, Mr. Racicot served as the Governor of the State of Montana and from 1989 until 1993 he served as its Attorney General. Prior to being elected Attorney General in 1989, Mr. Racicot was an Assistant Attorney General and Special Prosecutor for the State of Montana. Mr. Racicot began his legal career as a prosecutor in the United States Army in West Germany, eventually becoming the Chief Prosecutor for the largest geographic military jurisdiction in Europe. While serving as an Army JAG Officer, he taught business and criminal law for the University of Maryland. Mr. Racicot serves as the Chairman of the Bush-Cheney '04 re-election campaign and is on the Board of Directors for Jobs for America's Graduates and The Corporation for National and Community Service, The James B. Hunt, Jr. Institute for Educational Leadership and Policy and the National Consensus Council, as well as the Board of Visitors for the University of Montana School of Law. Mr. Racicot received a B.A. in English from Carroll College and a J.D. from The University of Montana School of Law.

Directors Continuing in Office until the 2006 Annual Meeting of Stockholders

Patricia A. House, age 50, has been with Siebel Systems since our inception in July 1993 and has served as our Vice Chairman, Co-Founder and Vice President, Strategic Planning since January 2001. From February 1996 to January 2001, she served as our Co-Founder and Executive Vice President and from July 1993 to February 1996 as our Co-Founder and Senior Vice President, Marketing. Ms. House currently serves on the board of directors of Levi Strauss & Co. Ms. House received a B.A. in Education from Western Michigan University.

J. Michael Lawrie, age 50, has served as a Director of Siebel Systems since May 3, 2004 and as our Chief Executive Officer since May 4, 2004. Prior to joining Siebel Systems, Mr. Lawrie served in various positions at IBM Corporation for over 26 years. From July 2001 to May 2004, Mr. Lawrie served as a Senior Vice President and Group Executive at IBM, where he was responsible for IBM's worldwide sales and distribution activities. Mr. Lawrie served as IBM's General Manager, Europe Middle East Africa from 1998 to June 2001 and held various sales, marketing, development and financial management positions from 1977 to 1998. Mr. Lawrie is a member of the U.S. Advisory Board of NTT DoCoMo, Inc., and a member of the Board of Trustees of Ohio University. Mr. Lawrie received a B.A. in History from Ohio University and an M.B.A. from Drexel University.

Eric E. Schmidt, Ph.D., age 49, has served as a Director of Siebel Systems since May 1996. Since July 2001, Dr. Schmidt has been the Chief Executive Officer of Google, Inc., a provider of Internet search technology, and from March 2001 to April 2004 also served as the Chairman of Google's board of directors. From April 1997 to November 2001, Dr. Schmidt served as the Chairman of the board of directors of Novell, Inc., a computer networking company, and from April 1997 to July 2001 also served as Chief Executive Officer of Novell. From 1983 until 1997, Dr. Schmidt held various positions at Sun Microsystems, Inc., including Chief Technology Officer; Corporate Executive Officer; President, Sun Technology Enterprises; Vice President, General Systems Group; and Vice President and General Manager, Software Products division. Prior to joining Sun Microsystems, Inc., Dr. Schmidt was a member of the research staff at the Computer Science Lab at Xerox Palo Alto Research Center (PARC). He also held positions at Bell Laboratories and Zilog, Inc. Dr. Schmidt received a B.S. in Electrical Engineering from Princeton University and an M.S. in Electrical Engineering and a Ph.D. in Computer Science from the University of California at Berkeley.

Information Regarding our Board of Directors, Board Committees and Meetings

All of the members of our Board of Directors qualify as "independent" as defined under the listing standards of the Nasdaq National Market, except for Ms. House and Messrs. Siebel and Lawrie.

The Board has appointed an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the applicable laws and regulations regarding "independence" and each member is free of any relationship that would interfere with his individual exercise of independent judgment. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

During 2003, the Board met six times and acted by unanimous written consent four times. The primary responsibilities and functions of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee are as follows:

Audit Committee

Our Audit Committee currently consists of Messrs. Gaither, Hartz and Shaheen (Chairman). The Audit Committee assists the Board in its oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; our independent auditor's qualifications; and performance of our internal audit function and independent auditors. The Audit Committee has the authority to discuss with management and the independent auditor the periodic financial statements, earnings guidance and press releases, our risk assessment and management policies, any audit problems or difficulties and management's response thereto; resolve financial reporting conflicts and disagreements between management and the independent auditors; determine the engagement and compensation of the independent auditors; approve the retention of the independent auditors to perform any proposed permissible non-audit services; monitor the rotation of partners of the independent auditors on the engagement team as required by law; review our financial reporting and accounting standards and principles and significant changes thereto; review and approve internal audit staff functions and our internal system of financial controls and the results of internal audits; review the auditors' report on our financial statements and annually review all relationships between the independent auditor and us; prepare and review the Audit Committee report included in our proxy statement filed with the Securities and Exchange Commission; set hiring policies of employees or former employees of our independent auditor; review and investigate any matters pertaining to the integrity of management including conflicts of interest, related-party transactions or adherence to standards of business conduct as required by our internal policies and the law; and establish procedures for the handling of complaints regarding accounting, internal accounting controls or auditing matters.

Messrs. Hartz and Shaheen are audit committee financial experts (as currently defined under SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002) and all members of the Audit Committee are independent (as independence is defined in Rules 4350(d)(2)(A)(i) and (ii) of the NASD listing standards). The Audit Committee met fourteen times during 2003 and acted by unanimous written consent once. The Audit Committee has adopted a written charter, which is publicly available on our website under Investor Information at the following URL: www.siebel.com/downloads/about/pdf/audit_committee_charter.pdf.

Compensation Committee

Our Compensation Committee currently consists of Messrs. Schmidt (Chairman), Schwab and Racicot. The Compensation Committee carries out the Board's overall responsibility related to executive compensation; assists the Board in developing and evaluating executive candidates and the development of executive succession plans; reviews and approves the evaluation process and compensation structure of our officers and other senior management; evaluates the performance and approves the compensation of our senior executive officers; reviews and approves the compensation and other terms of employment of our CEO; maintains regular contact with our Board and executive officers; and prepares and reviews the Compensation Committee report included in the proxy statement. The compensation committee also has full power and authority to administer our incentive compensation and other stock-based plans, bonus plans, pension and profit sharing plans and other compensation-related plans.

The Compensation Committee met twice during 2003 and acted by unanimous written consent eight times. The Compensation Committee has adopted a written charter, which is publicly available on our website under Investor Information at: www.siebel.com/downloads/about/pdf/compensation_committee_charter.pdf.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Messrs. Gaither (Chairman), Racicot and Schmidt. The Nominating and Corporate Governance Committee oversees all aspects of our corporate governance functions on behalf of the Board; identifies, reviews and evaluates candidates to serve as members of the Board; reviews committee structure and recommends directors to serve as committee members; makes recommendations to the Board regarding corporate governance issues; develops, recommends and oversees a periodic self-evaluation process for the Board and its committees; and makes other recommendations to the Board regarding affairs relating to the members of the Board, including director compensation and benefits.

The Nominating and Corporate Governance Committee strives to select individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. The Committee will also consider any other factor which it deems relevant, including but not limited to geographical diversity, in selecting individuals as director nominees. The Committee reviews and recommends committee slates annually and recommends additional committee members to fill vacancies as needed.

Stockholders who wish to communicate with the Board or any of its members regarding nominations of directors or other matters may do so by sending written communications addressed to the Corporate Secretary at our principal offices, 2207 Bridgepointe Parkway, San Mateo, California 94404. All stockholder communications that are received for the attention of the Board will be compiled by the Corporate Secretary and submitted to the Nominating and Corporate Governance Committee on a periodic basis. Nominations of directors or other matters put forth by our stockholders will be reviewed by the Nominating and Corporate Governance Committee, who will determine whether these matters should be presented to the Board. The Nominating and Corporate Governance Committee will give serious consideration to all such matters and make its determination on matters to be presented to the Board in accordance with its charter and applicable laws.

The Nominating and Corporate Governance Committee met twice during 2003 and acted by unanimous written consent once. The Nominating and Corporate Governance Committee has adopted a written charter, which is publicly available on our website under Investor Information at the following URL: www.siebel.com/downloads/about/pdf/nom_corp_gov_com.pdf.

Executive Committee

Our Executive Committee was formed in April 2004 and consists of Messrs. Gaither (Chairman), Siebel and Lawrie. The Executive Committee assists the Board by exercising the full power and authority of the Board between Board meetings and while the Board is not in session, to the extent permitted by applicable law. The Executive Committee has adopted a written charter, which is publicly available on our website under Investor Information at the following URL: www.siebel.com/downloads/about/pdf/executive_committee_charter.pdf.

We believe that the composition of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meet the requirements for independence under, and the functioning of each such committee complies with, applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq National Market and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

During 2003, all directors attended at least 75% of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, except Mr. Schwab, who attended more than 75% of the Board meetings and 60% of the Audit Committee meetings.

Report of the Audit Committee of the Board of Directors1

In accordance with its written charter, which was approved in its current form by the Board on December 31, 2003, the Audit Committee assists the Board in, among other things, monitoring the financial reporting process, including the effectiveness of the related system of internal controls, and the independence and performance of internal and external auditors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

Our Audit Committee consists of three directors, who are all "independent" based upon the independence standards required under applicable laws, rules, and regulations, including the rules of The Nasdaq Stock Market, Inc. Two of the three directors are audit committee financial experts (as is currently defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002). Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and the procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and review these processes and procedures. Accordingly, the Audit Committee reviews the results and scope of the audit and other services provided by the independent auditors and reviews all financial statements and the accounting policies followed by Siebel Systems prior to the issuance of the financial statements with both management and the independent auditors. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent auditors.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Audit Committee serves an oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial and accounting matters. The Audit Committee relies, without independent verification, on the information provided by Siebel Systems and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent auditors that such financial statements have been prepared in conformity with generally accepted accounting principles.

Among other matters, the Audit Committee monitors the activities and performance of our internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditors may be retained to perform non-audit services. The Audit Committee has approved the engagement of KPMG LLP, our independent auditors, to perform certain permitted tax-related and other non-audit services for us. However, the Audit Committee resolved that each such engagement must be approved in advance by the Audit Committee or its appointed delegate. See page 13 for the fees paid to KPMG LLP for services in fiscal year 2003.

The Audit Committee has an annual agenda that includes reviewing our financial statements, internal controls and audit matters. The Audit Committee meets each quarter with management and the internal and independent auditors to review our interim financial results before the publication of earnings releases, discuss the results of examinations by the internal and independent auditors, and discuss various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditors. During 2003, the Audit Committee separately met with the internal and independent auditors, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls.

The Audit Committee has reviewed and discussed the audited financial statements for 2003 with management, the internal auditors and the independent auditors. The Audit Committee has also reviewed the selection, application and disclosure of our critical accounting policies with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS 61, as amended, "Communication with Audit Committees."

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." Additionally, the Audit Committee has discussed with KPMG LLP any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditor's independence. The audit committee also reviewed the amount of fees paid to KPMG LLP for audit and non-audit services and considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence.

With respect to our annual report on Form 10-K for the year ended December 31, 2003, the Audit Committee met with members of senior management to review the quarterly certifications provided by the CEO and CFO under the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission and the overall quarterly and annual certification process. Our officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal controls and any fraud, whether or not material, involving management or other employees with a significant role in internal controls.

Based on the above mentioned review, the review of the audited consolidated financial statements and the various discussions noted above, and subject to the limitations on the Audit Committee's role and responsibilities described above, the Audit Committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee

George T. Shaheen, Chairman
James C. Gaither
C. Scott Hartz

_______________

1 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in this report.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Audit Committee and Board have selected KPMG LLP as our independent auditors for the year ending December 31, 2004 and have further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG LLP has audited our financial statements since our inception in 1993. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Our Audit Committee charter requires stockholder ratification of the selection of KPMG LLP as our independent auditors. If the stockholders do not ratify the selection, we will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion and in compliance with its charter, may replace the independent auditors at any time.

The affirmative vote of the majority of common stock and exchangeable shares attending the annual meeting and represented by proxy, and entitled to vote will be required to ratify the selection of KPMG LLP.

Fees Paid to Independent Auditors

The following is a summary of fees, all of which were approved by the Audit Committee, billed by KPMG LLP for audit and other professional services during 2002 and 2003:

                                                                                  2002                   2003
                                                                          -------------------   ---------------------
Audit Fees:
  Audit Review and Preparation--Consists of fees billed for
    audit of consolidated financial statements and review of
    interim financial statements.......................................   $        1,169,000    $          1,537,000
  Statutory Audits--Consists of fees billed in relation to
    required statutory audits of foreign subsidiaries..................              447,000                 500,000
  SEC Compliance--Consists of fees billed for assistance
    with our SEC filings...............................................   (included in above)     (included in above)
                                                                          -------------------   ---------------------
       Total Audit Fees................................................            1,616,000               2,037,000
                                                                          -------------------   ---------------------

Audit-Related Fees:
  Consists of fees billed in relation to due diligence related to mergers and acquisitions, internal control reviews and
    consultation concerning financial accounting and reporting
     standards (including Sarbanes-Oxley compliance)...................                   --                  50,000
                                                                          -------------------   ---------------------

Tax Fees:
  Tax Compliance--Consists of fees billed in relation to
    preparation and review of income tax returns.......................              219,000                 492,000
  General Tax Matters--Consists of fees billed in relation to
    tax matters, especially review of tax audits.......................              263,000                 507,000
  Tax Planning and Business Strategy Consulting--Consists
    of tax planning and business strategy consulting services..........                   --                      --
                                                                          -------------------   ---------------------
       Total Tax Fees..................................................              482,000                 999,000
                                                                          -------------------   ---------------------

All Other Fees:
  Other Product and Service Fees.......................................                   --                      --
                                                                          -------------------   ---------------------
       Total All Fees..................................................   $        2,098,000    $          3,086,000
                                                                          ===================   =====================

As set forth in the table above, consistent with Audit Committee policy, we did not engage KPMG LLP to provide services relating to tax planning or business strategy consulting in 2002 or 2003, and we do not expect to engage them for such services in the future. The "Audit-Related Fees" of $50,000 were related solely to services provided in connection with the Company's efforts to comply with the internal controls provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

Please note that the increase in non-audit fees between 2002 and 2003 is attributable primarily to special events including (i) our 2002 and 2003 restructurings, which required additional tax compliance advice, and (ii) several ongoing income and payroll tax audits arising in the U.S. and abroad, which required additional tax audit work. Please see Notes 2 and 10, respectively, to our financial statements set forth in our annual report on Form 10-K for the year ended December 31, 2003 for more information on these items. In response to general stockholder concerns regarding the engagement of audit firms for non-audit services, we intend to establish additional relationships with advisors other than KPMG LLP to perform non-audit services in the future, and therefore expect to significantly reduce KPMG's non-audit services in 2004 and future years.

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of our independent auditors. In 2003, the Audit Committee established its current policy regarding pre-approval of all audit and permissible non-audit services provided by our independent auditors. This policy mandates that: (i) a quarterly budget for both audit and non-audit services be provided to the Audit Committee and (ii) no auditor engagements for non-audit services may be entered into without pre-approval of the Audit Committee or its designee. The policy also prohibits our auditors from performing services that are prohibited pursuant to Section 201 of the Sarbanes Oxley Act of 2002, which includes services such as bookkeeping services, financial systems consulting services and internal audit services.

The Audit Committee has determined that the rendering by KPMG LLP of the professional services (i.e., audit-related and tax) described in the above table is compatible with maintaining the auditors' independence. During 2003, all of the hours expended on our audit by KPMG LLP were provided by KPMG LLP's permanent employees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR PROPOSAL 2.

STOCKHOLDER PROPOSAL

One of our stockholders has requested that we include the following proposal and supporting statement in this proxy statement, and if properly presented by the proponent, this proposal will be voted on at the annual meeting. The stockholder proposal and supporting statement are quoted verbatim below.

The affirmative vote of the majority of outstanding common stock and exchangeable shares represented by proxy or in person at the annual meeting and entitled to vote will be required to approve Proposal 3.

PROPOSAL 3

EXPENSING OF STOCK OPTIONS

The United Brotherhood of Carpenters Pension Fund ("UBC"), 101 Constitution Ave., N.W., Washington, D.C. 20001, beneficial owner of 8,200 shares, or less than 0.002% of our outstanding common stock and exchangeable shares, has submitted the following proposal:

Stock Option Expensing Proposal

Resolved, that the stockholders of Siebel Systems, Inc. ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued by the Company.

Supporting Statement

Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Many companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.

Stock options are an important component of our Company's executive compensation program. We believe that the lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

"The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." Globe, and Mail, "Expensing Options is a Bandwagon Worth Joining," Aug. 16, 2002.

Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

There is a crisis of confidence today, about corporate earnings reports and the credibility of chief executives. And it's justified.

For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom--examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings.

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings.

Without blushing, almost all CEOs have told their shareholders that options are cost-free...

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?

Bear Stearns recently reported that more than 356 companies are expensing stock options or have indicated their intention to do so. 101 of these companies are S&P 500 companies, representing 39% of the index based on market capitalization. See Bear Stearns Equity Research, Sept. 4, 2003, "More Companies Voluntarily Adopt Fair Value Expensing of Employee Stock Options."

This Fund, along with other Building Trades' union pension funds, sponsored this expensing proposal last proxy season and received majority votes at 26 companies, including Fluor, Calpine, Georgia-Pacific, U.S. Bancorp, Thermo Electron, Veritas Software, Apple Computer and Kohl's. We urge your support for this important reform.

SIEBEL SYSTEMS' STATEMENT REGARDING PROPOSAL 3

We follow U.S. generally accepted accounting principles ("GAAP") with respect to the reporting of stock options, and we will continue to do so. Under GAAP, companies can choose between applying Statement of Financial Accounting Standard ("SFAS") No. 123, as amended by SFAS No. 148 (collectively, "SFAS 123") and Accounting Principles Board No. 25 ("APB 25"). These accounting rules provide different ways of treating the value of stock options at the time of award. We, like many other companies, comply with GAAP by following APB 25. Under APB 25, we record the intrinsic value of options as an expense on our income statement. Under APB 25, if options are granted at market price, no expense is recorded. This fact notwithstanding, we also provide footnote disclosure of our earnings per share ("EPS") and net income as if SFAS 123 had been applied. (See "Stock-Based Compensation" set forth in Note 1 to our Consolidated Financial Statements, entitled "Summary of Significant Accounting Policies," in our 2003 Annual Report of Form 10-K.) Finally, we present both basic and fully diluted EPS on the face of our financials.

If we were to start expensing stock options immediately, the only available accounting rules would be those prescribed by SFAS 123, which require the use of fair value to report stock option expense. However, the Financial Accounting Standards Board ("FASB") is currently finalizing new rules that will replace SFAS 123, and these new rules are expected to require companies to expense stock options starting in 2005. We will fully comply with the new rules once they are published. Notably, it is widely expected that these new rules will be different than SFAS 123. Differences between the two rules could include the tax accounting for stock options, the pattern and timing of recording each stock option's expense, accounting for option plan modifications and share cancellations.

Given that these new rules are not final, we believe that expensing stock options in 2004 using SFAS 123 and then changing to the FASB's new rules in 2005 would confuse users of our financial statements. Stockholders would be required to analyze 2003 results using APB 25 rules, 2004 results using SFAS 123 rules, and 2005 results using the new option expensing rules.

In sum, given the changes under consideration by the FASB, we believe it is both proper and prudent to await the official pronouncement of the FASB before moving forward and changing our formal accounting method on this subject. That said, the Board recognizes that stock option expensing is an important issue, and will consider it further regardless of the stockholder vote on Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE OF ABSTAIN ON PROPOSAL 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock and exchangeable shares as of March 31, 2004 by: (i) each director; (ii) each Named Executive Officer (as defined under "Executive Compensation - Compensation of Executive Officers" below); (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock:

                                           Amount and
                                           Nature of
                                           Beneficial    Percent
Name and Address of Beneficial Owner (1)  Ownership (2)  of Class
----------------------------------------  ------------  -----------
Thomas M. Siebel (3)....................   57,348,475       10.99%
Patricia A. House (4)...................    8,585,894        1.68%
R. David Schmaier (5)...................    2,092,170           *
Kenneth A. Goldman (6)..................    2,039,034           *
Edward Y. Abbo (7)......................      702,758           *
Steven M. Mankoff (8)...................    1,461,522           *
Eric E. Schmidt, Ph.D. (9)..............    1,487,208           *
Charles R. Schwab (10)..................    2,672,510           *
George T. Shaheen (11)..................    1,566,280           *
James C. Gaither (12)...................      664,856           *
Marc F. Racicot (13)....................       38,000           *
C. Scott Hartz..........................        2,000           *
All directors and executive officers as
  a group (19 persons) (14).............   80,514,163       14.91%

_________________________________

* Represents beneficial ownership of less than 1%.

(1) Unless otherwise provided, the address for each of the beneficial owners listed is c/o Siebel Systems, Inc., 2207 Bridgepointe Parkway, San Mateo, CA 94404.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 503,096,062 shares of common stock and exchangeable shares outstanding as of March 31, 2004.

(3) Includes 32,249,732 shares held as trustee under the Siebel Living Trust u/a/d 7/27/93; 2,349,904 shares held by Siebel Asset Management, L.P., of which Mr. Siebel is a general partner; and 1,635,860 shares held by Siebel Asset Management III, L.P., of which Mr. Siebel is a general partner. Also includes 2,426,845 shares held by the Thomas and Stacey Siebel Foundation. Also includes 18,686,134 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2004.

(4) Includes 89,364 shares held by Patricia A. House Separate Property UTA 1/21/00 Patricia A. House TTEE. Also includes 7,530,002 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2004.

(5) Includes 8,956 shares held by Mr. Schmaier's minor children. Also includes 1,650,717 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2004.

(6) Includes 279,364 shares held by the Goldman-Valeriote Family Trust and 14,670 shares held by Mr. Goldman's minor children. Also includes 1,760,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2004.

(7) Includes 581,200 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 2004.

(8) Includes 906,800 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 2004.

(9) Includes 208 shares held by Dr. Schmidt's wife. Also includes 1,311,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2004.

(10) Includes 300,000 shares held by the Schwab Family Partners to which Mr. Schwab disclaims beneficial ownership and 18,000 shares held by Mr. Schwab's spouse. Also includes 556,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2004.

(11) Includes 50,280 shares held by the Shaheen Revocable Trust. Also includes 1,516,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2004.

(12) Includes 511,200 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2004.

(13) Includes 38,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 31, 2004.

(14) Includes 36,765,303 shares issuable upon exercise of stock options held by all executive officers and directors currently exercisable or exercisable within 60 days of March 31, 2004. See footnotes (3) through (13) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Siebel Systems. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that Messrs. Edward Y. Abbo and Herbert D. Hunt each filed his initial report of ownership late.

EXECUTIVE COMPENSATION

Compensation of Directors

Our directors do not currently receive any cash compensation for service on the Board or any committee thereof, but are eligible for reimbursement for certain expenses incurred in attending Board and committee meetings. Historically, our non-employee directors have received discretionary periodic stock option grants under the 1996 Equity Incentive Plan (the "1996 Plan") for service on our Board. In May 2003, after considering the criteria relating to awarding stock options and general market conditions, our Board approved the following formal guidelines relating to the grant of stock options to our non-employee directors:

  Initial Grants--Each new non-employee director will be granted an option to purchase 80,000 shares of our common stock as soon as practicable following such director's appointment to the Board.

  Annual Grants--Each non-employee director who has served on the Board for more than six months will be granted an option to purchase 20,000 shares of our common stock in January of each year.

We do not intend for stock options granted to non-employee directors to qualify as incentive stock options under the Internal Revenue Code. We believe that these option grant guidelines will motivate and reward our non-employee directors for their service in a manner that is consistent with good corporate practice and the independence requirements of the Nasdaq National Market applicable to members of boards of directors and compensation committees. Notwithstanding the foregoing guidelines, from time to time, including prior to any option grant made to any non-employee director, the Compensation Committee of the Board will review the appropriateness and adequacy of these compensation guidelines, taking into consideration actual performance by us and the non-employee director and such other factors and circumstances as deemed necessary and appropriate, and exercising such other power and authority as may be permitted or required under the 1996 Plan.

Directors who are also our employees are eligible to receive options under the 1996 Plan and may also qualify for participation in our 2003 Employee Stock Purchase Plan, which was adopted by the Board in May 2003 and approved by stockholders in June 2003, and our 401(k) Plan.

During 2003, we granted 80,000 stock options with an exercise price of $9.12 per share to C. Scott Hartz upon his appointment to our Board and 20,000 stock options with an exercise price of $8.66 per share to Marc F. Racicot in recognition of his performance as a member of our Board. The exercise price per share was equal to the fair market value of common stock on the date of grant (based on the closing sales price reported on the Nasdaq Stock Market on the date immediately preceding the date of grant). On the date of grant, the stock options issued to Messrs. Hartz and Racicot had fair values of $267,200, or $3.34 per option share, and $62,800, or $3.14 per option share, respectively, as determined using the Black-Scholes option valuation model. At the one year anniversary of each grant, 20% of the shares subject to such grant vest and become exercisable, with the remaining shares vesting thereafter in 16 equal quarterly installments upon the director's completion of each quarter of service on the Board. The term of these option grants is six years.

Compensation of Executive Officers

Summary Compensation Table

The following table provides information for 2001, 2002 and 2003 regarding the compensation awarded or paid to, or earned by, our CEO and each of our four most highly compensated executive officers as of December 31, 2003. We refer to these individuals elsewhere in this proxy statement as "Named Executive Officers."

                                                                                                            Long-term
                                                                                                           Compensation
                                                                                                             Awards
                                                                                                           -----------        All
                                                                           Annual Compensation             Securities        Other
                                                             --------------------------------------------  Underlying       Compen-
    Officer Name                     Position                 Year    Salary (1)     Bonus      Other (2)  Options (#)     sation (4)
---------------------   -----------------------------------  ------  -----------  -----------  ----------  -----------   -----------
Thomas M. Siebel        Chairman and CEO (5)                  2003   $        1   $1,250,000   $      --           --    $       --
                                                              2002            1           --          --           --            --
                                                              2001            1           --          --    7,950,000 (3)        --

R. David Schmaier       Executive Vice President              2003      500,000    1,000,000          --      300,000            --
                                                              2002      400,000      500,000          --           --            --
                                                              2001      429,167           --          --    1,330,000            --

Kenneth A. Goldman      Senior Vice President, Finance        2003      400,000      425,000          --      250,000            --
                          and Administration and              2002      320,000      200,000          --           --      2,755,000
                          Chief Financial Officer             2001      343,333           --          --    2,170,000            --

Edward Y. Abbo          Senior Vice President, Technology     2003      300,000      500,000          --      250,000            --
                          and Chief Technology Officer        2002      200,000      250,000          --           --        370,000
                                                              2001      214,583           --          --      290,000            --

Steven M. Mankoff       Senior Vice President,                2003      300,000      500,000          --      250,000            --
                           Technical Services                 2002      200,000      250,000          --           --        370,000
                                                              2001      214,583           --          --      640,000            --

  The salaries of certain of our executives were reduced by 20% in April 2001 as part of our cost control initiatives. Effective January 1, 2003, the salaries of these executives were returned to the levels prior to the reduction in April 2001. In addition, the salary of Mr. Siebel was reduced to $1 at his request in January 2001 as part of our cost control initiatives, and remained at that level for the next three years. Effective January 1, 2004, Mr. Siebel's salary was restored to $1,000,000.

  In accordance with SEC rules, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lower of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the fiscal year.

  This stock option grant was cancelled in full, at the request of Mr. Siebel, in January 2003.

  Amounts set forth under "All Other Compensation" represent 316,350, 42,180 and 42,180 shares of our common stock issued to Mr. Goldman, Mr. Abbo and Mr. Mankoff, respectively, as part of the consideration received in connection with the 2002 tender offer to repurchase certain stock options with exercise prices greater than $40 per share.

  Certain of these shares were subject to a holding period of up to four years. During the holding period, these officers are prohibited from selling, transferring, making a short sale, granting any option to purchase or entering into any hedging transaction with the same economic effect as the sale of such shares during the holding period. As of December 31, 2003, Mr. Goldman, Mr. Abbo and Mr. Mankoff have a total of 180,978, 21,449 and 21,449 shares of our common stock, respectively, which remain subject to the holding period.

  Mr. Siebel recommended to the Board, and the Board agreed, that the roles of Chairman and Chief Executive Officer would be separated effective May 4, 2004, on which date J. Michael Lawrie was appointed as our new Chief Executive Officer.

STOCK OPTION GRANTS AND EXERCISES

Stock Option Grants in the Year Ended December 31, 2003

We grant stock options to our executive officers and directors under the 1996 Plan, which is scheduled to terminate on May 16, 2006. As of December 31, 2003, stock options to purchase a total of 51.9 million shares were outstanding under the 1996 Plan, and stock options to purchase 71.5 million shares remained available for grant under this plan. We grant options to our other employees under the 1998 Equity Incentive Plan (the "1998 Plan"). As of December 31, 2003, stock options to purchase a total of 90.9 million shares were outstanding under the 1998 Plan, and options to purchase 120.8 million shares remained available for grant under this plan.

All stock option grants are made after a review by, and with the approval of, the Compensation Committee of the Board of Directors. All members of our Compensation Committee are independent directors, as defined in the applicable rules for issuers traded on The Nasdaq Stock Market. Substantially all of our employees participate in one of the above plans, thereby providing us the ability to meet our goal of long-term retention of our employees. Stock options granted under these plans expire no later than ten years from the grant date (2003 grants expire six years from grant date) and typically vest over five years. Please refer to the "Report of the Compensation Committee of the Board of Directors on Executive Compensation" appearing in this proxy statement for further information concerning our policies and the Compensation Committee's policies regarding the use of stock options.

In order to maintain the proper balance between the need to attract and retain employees and minimize the dilution to our stockholders, we took several significant and substantial steps during 2002 and 2003 to reduce the number of stock options outstanding from the levels outstanding as of December 31, 2001. These actions included:

  In September 2002, we cancelled 28.1 million stock options in connection with a repurchase of certain outstanding employee stock options.

  In January 2003, at the request of our Chairman, Thomas M. Siebel, we cancelled approximately 26 million shares subject to stock options held by Mr. Siebel, including all options granted to him from October 1998 through October 2001. Mr. Siebel received no consideration for the cancellation of these options. The total fair value (using the Black-Scholes option valuation model) of the approximately 26 million stock option shares cancelled was approximately $56.1 million at the time of cancellation.

  We significantly reduced levels and terms of stock option grants to our employees and benefited from forfeitures of stock options by terminated employees.

We believe that our actions, particularly the reduced stock option grant guidelines, will continue to align the interests of our employees and management with the interests of our stockholders.

As a result of these and other actions, stock options outstanding decreased by 61.7 million shares during 2002 and 41.6 million shares during 2003 (an aggregate of 103.3 million shares, or 42%, since December 31, 2001). Further, as a result of these and other actions, stock options outstanding relative to shares outstanding ("Stock Option Overhang") decreased as follows (in thousands, except percentages):

                                                                            Shares of
                                                                             Common        Stock       Stock
                                                                              Stock       Options      Option
                                                                           Outstanding  Outstanding   Overhang
                                                                           ----------- ------------ ------------
December 31, 2001........................................................    466,950      247,204           53%
                                                                           =========== ============ ============
December 31, 2002........................................................    486,428      185,473           38%
                                                                           =========== ============ ============
December 31, 2003........................................................    498,305      143,903           29%
                                                                           =========== ============ ============

During 2003, stock options forfeited by employees upon termination exceeded new stock options granted by 4.9 million shares, resulting in a decrease in net Dilution Percentage (as defined below) to stockholders of 1%. For the purposes of the foregoing, "Dilution Percentage" is calculated as new stock options granted during the year, net of stock options forfeited by employees terminating employment, divided by the total outstanding shares of common stock at the beginning of the year. As described above, the Dilution Percentage for 2003 only reflects forfeitures by employees upon termination and, accordingly, does not reflect the voluntary cancellation of stock options of our CEO discussed above.

Only 4.6% of the total options granted to employees in 2003 were granted to the Named Executive Officers, as set forth in the table below:

                                                                              Potential Realizable Value
                         Number of     Percent of                             at Assumed Annual Rates of
                         Securities   Total Options                            Stock Price Appreciation     Aggregate
                         Underlying    Granted to    Exercise or                for the Option Term (4)   Black-Scholes
                          Options      Employees     Base Price   Expiration  --------------------------  Value on Date
     Officer Name       Granted (1)    in 2003 (2)  ($/Share)(3)    Date           5%            10%       of Grant (5)
----------------------  ------------  ------------- ------------ -----------  ------------  ------------  -------------
Thomas M. Siebel                 --           -- %  $        --          --   $        --   $        --   $       --
R. David Schmaier           300,000         1.32%  $      8.66  04/30/2009   $   883,568   $ 2,004,515   $  942,000
Kenneth A. Goldman          250,000         1.10%  $      8.66  04/30/2009   $   736,307   $ 1,670,430   $  785,000
Edward Y. Abbo              250,000         1.10%  $      8.66  04/30/2009   $   736,307   $ 1,670,430   $  785,000
Steven M. Mankoff           250,000         1.10%  $      8.66  04/30/2009   $   736,307   $ 1,670,430   $  785,000

  Options vest 20% on May 1, 2004, and at a rate of 5% for each quarter of service thereafter, and have a term of six years.

  Based on an aggregate of 22.8 million shares subject to options granted to employees pursuant to our 1996 and 1998 Plans during 2003, including grants to the Named Executive Officers.

  Under all stock option plans, the stock option exercise price is equal to the fair market value on the date of grant.

  The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent our prediction of our stock price performance or the actual value of the stock options.

  Represents the aggregate fair value of the stock options on the date of grant ($3.14 per share), as calculated using the Black-Scholes option valuation model. The fair value does not represent our prediction of our stock price performance, and historically has had no relationship whatsoever to the value that is actually realized.

The following summarizes the distribution and dilutive impact of the stock options held by our Named Executive Officers as of December 31, 2001, 2002 and 2003:

                                                                                    Year Ended December 31,
                                                                           -------------------------------------
                                                                              2001        2002         2003
                                                                           ----------- ------------ ------------
Stock options held by Named Executive Officers as a percentage of:
  Total options outstanding..............................................       23.8%       29.3%       18.7%
                                                                           =========== ============ ============
  Outstanding shares of common stock.....................................       12.6%       11.2%        5.4%
                                                                           =========== ============ ============

Aggregated Stock Option Exercises for the Year Ended December 31, 2003, and Stock Option Values as of December 31, 2003

The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during 2003 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of December 31, 2003:

                                                            Number of
                                                      Securities Underlying         Value of Unexercised
                                                      Unexercised Options at       In-the-Money Options at
                           Shares                      December 31, 2003 (2)        December 31, 2003 (3)
                        Acquired on      Value       --------------------------  ----------------------------
     Officer Name         Exercise    Realized (1)   Exercisable  Unexercisable   Exercisable   Unexercisable
----------------------  ------------  -----------    ------------ -------------  -------------  -------------
Thomas M. Siebel                 --   $       --      18,486,135       199,999   $205,259,888   $  2,202,739
R. David Schmaier           257,143   $2,820,659       1,582,860     1,340,000   $  6,399,567   $  3,414,841
Kenneth A. Goldman               --   $       --       1,420,000     1,450,000   $         --   $  1,315,000
Edward Y. Abbo                   --   $       --         516,200       440,000   $  3,845,518   $  1,675,550
Steven M. Mankoff                --   $       --         826,800       590,000   $  4,803,794   $  1,315,000

  Based on the fair market value of our common stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

  Represents the total number of shares of our common stock subject to stock options held by the Named Executive Officers as of December 31, 2003.

  Based on the fair market value of our common stock as of December 31, 2003 ($13.92 per share), minus the exercise price, multiplied by the number of shares underlying the stock options.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

We do not have any employment, severance or change of control agreements with any Named Executive Officer.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION

Our Board has delegated to the Compensation Committee of the Board (the "Committee") the power and authority to review, modify and approve the overall compensation strategy and policies for Siebel Systems. As of the last fiscal year, our Committee consisted of Drs. Eric E. Schmidt and A. Michael Spence and Mr. Marc F. Racicot. Effective March 1, 2004, Dr. Spence resigned from the Committee, and Mr. Charles R. Schwab was appointed to the Committee. The Committee is currently comprised of three non-employee directors: Dr. Schmidt and Messrs. Schwab and Racicot. The Committee is responsible for, among other things: (i) reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, based upon our business needs and consistent with the interests of our stockholders; (ii) administering our executive compensation plans, programs and policies; (iii) monitoring corporate performance and its relationship to compensation of executive officers; and (iv) making appropriate recommendations to the Board concerning matters of executive compensation.

Compensation Philosophy

The policies of the Committee with respect to executive officers, including our CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. To emphasize sustained performance of our executive officers, the Committee has adopted policies to align executive compensation with the creation of stockholder value as measured in the equity markets. These policies are implemented using a mix of the following key elements:

  We pay base salaries that are generally competitive with other leading high technology companies with which we compete for personnel. To ensure that our salaries are sufficient to attract and retain highly qualified executives and other key employees, we regularly compare salaries with those of our competitors (including using independent compensation consultants and surveys) and set salary parameters based on this review.

  We pay cash bonuses based on the achievement of specific operating goals and discretionarily based on high levels of performance.

  We provide our executive officers and key employees with equity-based incentives pursuant to our 1996 Equity Incentive Plan, 1998 Equity Incentive Plan and Employee Stock Purchase Plan in order to motivate them to achieve our long-term goals and to align their interests with those of our non-employee stockholders.

In 2002, we retained an independent human resource consulting firm to conduct a global benefits and compensation review. As a result of the findings of this study, at the beginning of 2003 we launched a compensation initiative that we believe will continue to attract top talent. Our base salaries on average are at or above industry averages, and total cash compensation on average is targeted at or above the industry averages. Under restructured discretionary bonus and stock option programs, potential awards are tied to individual and corporate performance.

In addition, we have significantly realigned our business and restructured our equity and other compensation programs to serve the best interests of our stockholders. These actions included:

  The salaries of executives with the title of Senior Vice President and above were maintained in 2002 at levels which had been reduced by 20% in April 2001. Effective January 1, 2003, the salaries of these executives were returned to the levels prior to the reduction in April 2001.

  The salary of our CEO has been maintained at an annual salary of $1 for 2001, 2002 and 2003.

  In 2002, we adjusted our compensation structure to reduce the guidelines regarding the number of stock options issued to our employees.

  In September 2002, we completed the Option Repurchase, under which approximately 28.1 million shares underlying employee stock options were cancelled in exchange for common stock or cash.

  In January 2003, we cancelled for no consideration approximately 26.0 million shares subject to stock options held by our Chairman, Thomas M. Siebel, at his request. These stock options represented all options that had been granted to Mr. Siebel during the past four years, including all options granted to him from October 1998 through October 2001 (the date of his last option grant). The total fair value (using the Black-Scholes option valuation model) of the approximately 26 million stock option shares cancelled was approximately $56.1 million at the time of cancellation.

  Since March 2003, all of our stock options have been granted with terms of six years. Prior to that time, our stock option grants generally had terms of ten years.

Cash Compensation

Base Salary

The Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other leading high technology companies with which we compete for personnel. Base salary represents the fixed component of the executive compensation program. Our philosophy regarding base salaries is to be at or above the comparable industry median. Base salary levels are established based on an annual review of published executive salary levels at high technology companies with comparable revenues and on the basis of individual performance. The industry group index shown on the Performance Measurement Comparison Graph included in this proxy statement includes many of the larger software companies included in our compensation survey. Periodic increases in base salary are the result of individual contributions evaluated against established annual and long-term performance objectives and an annual salary survey of high technology companies with comparable revenues.

Cash Bonuses

Cash bonus awards are designed to reward our executives and other senior managers for assisting us in achieving our operational goals through exemplary individual performance. Bonuses, if any, are linked to both the achievement of specified individual and corporate goals as well as a review of personal performance, which is determined at the discretion of the Committee.

In January 2004, the Committee reviewed Siebel Systems' corporate performance goals. These goals were comprised of five broad objectives: (i) operate a cash-positive, profitable business, including the restructuring of our operations; (ii) maintain and improve customer satisfaction levels; (iii) maintain and improve our market leadership; (iv) maintain our product leadership in business applications software, including releasing the latest version of our products and the introduction of Siebel CRM OnDemand, our hosted software service; and (v) continue to develop solutions for our customers that lower the total cost of integrating software applications.

In reviewing our 2003 performance goals, the Committee noted that revenue levels stabilized in mid 2003 and returned to sequential quarterly growth in the second half of 2003 and cost controls resulted in the further reduction of expenses in 2003. In particular, the Committee noted that we (i) achieved positive cash flows from operations in 2003 of $188.0 million, (ii) redeemed our $300.0 million convertible subordinated debentures for $307.1 million, eliminating substantially all of our long-term debt and approximately $16.5 million of annual interest expense, (iii) achieved our targeted operating margin of 15% during the fourth quarter of 2003, in advance of expectations, (iv) maintained our customer satisfaction levels, (v) maintained our market share at comparable levels with those achieved in 2002 in the majority of product categories in which we operate, and (vi) continued our technology leadership in the customer relationship management market with the release of Siebel 7.5.3 in the third quarter of 2003 and the introduction of Siebel CRM OnDemand, our hosted software service, in the fourth quarter of 2003.

In February 2004, the Committee reviewed the 2003 corporate performance goals and determined that all of the goals had been achieved. Based on such achievement, the Committee awarded bonuses to its executive officers at amounts equal to or exceeding targeted bonus levels. Bonuses for our executive officers ranged from 85% to 200% of 2003 base compensation paid to such executive officers.

Equity Compensation

Our 1996 Equity Incentive Plan, 1998 Equity Incentive Plan and Employee Stock Purchase Plan have been established to provide all of our employees, including executive officers, with an opportunity to share, along with our stockholders, in our long-term performance. The Committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for our management, growth and future success with an opportunity to increase their ownership of Siebel Systems. The interests of stockholders, executives and employees should thereby be closely aligned. Executives are eligible to receive stock options at the discretion of the Committee, giving executives the right to purchase shares of our common stock in the future at a price equal to fair market value at the date of grant. All grants must be exercised according to the provisions of our 1996 Equity Incentive Plan or 1998 Equity Incentive Plan, as applicable. Outstanding options held by executive officers typically vest over a period of five years and expire six to ten years from the date of grant.

As total cash compensation for our executive officers is targeted to be competitive with high technology companies with comparable revenue, we have used stock options to incentivize, attract and motivate our executive officers. The goal of the Committee historically has been to provide equity compensation for executive officers, including the Chief Executive Officer, which equals or exceeds levels at comparable companies. However, during 2002 and 2003, we reduced our option grant guidelines such that equity compensation is competitive with that provided by high technology companies with comparable revenue. In addition, we maintained our option grant guidelines for existing employees (including our executive officers) at levels designed to correlate directly with each employee's individual performance. After considering the criteria relating to awarding stock options and general market conditions, the Committee determined to grant stock options to all of our executive officers, other than our CEO, in 2003 in recognition of their performance and future potential with us. These options granted to our executive officers vest over a five-year period and expire six years from the date of grant. See "Stock Option Grants in the Year Ended December 31, 2003" for a summary of stock options granted to our Named Executive Officers.

Section 162(m) of the Internal Revenue Code (the "Code") limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee intends to satisfy the requirements for "performance-based compensation" with respect to compensation awarded to our Named Executive Officers whenever possible and to the extent then practicable.

Chief Executive Officer Compensation

The Committee uses the procedures described above in setting the annual salary, bonus and stock option awards for Thomas M. Siebel, our Chairman and former CEO. At his request, during 2003, we maintained Mr. Siebel's reduced base salary level of $1. As discussed above, the Committee determined that the 2003 corporate performance goals had been achieved. The Committee concluded that Mr. Siebel was a very significant contributor in accomplishing these objectives and, accordingly, the Committee awarded Mr. Siebel a bonus of $1.25 million. At Mr. Siebel's request, the Committee did not grant any options to Mr. Siebel in 2003. Additionally, in January 2003, at Mr. Siebel's request, we cancelled approximately 26 million stock option shares held by him for no consideration, as further described above. These stock options represented all options that had been granted to Mr. Siebel from October 1998 through October 2001 (the date of his last stock option grant). The total fair value (using the Black-Scholes option valuation model) of the 26.0 million stock option shares cancelled was approximately $56.1 million at the time of cancellation.

Summary

The Committee believes that the compensation of our executives is appropriate and competitive with the compensation programs provided by other leading software companies with which we compete for executives and employees. The Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of our annual and longer-term financial and operational results on behalf of our stockholders.

Compensation Committee

Eric E. Schmidt, Chairman
Marc F. Racicot
Charles R. Schwab

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee are Dr. Schmidt and Messrs. Schwab and Racicot. No member of this Committee was at any time during the year ended December 31, 2003, or at any other time an officer or employee of Siebel Systems. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board

See "Certain Relationships and Related Transactions" for a description of any transactions between Siebel Systems, members of the Compensation Committee and/or entities affiliated with members of the Compensation Committee.

UPDATE ON CORPORATE GOVERNANCE AND EXECUTIVE COMPENSATION INITIATIVES

As part of our ongoing commitment to aligning our corporate governance and executive compensation practices and policies with the stated interests of our stockholders, we intend to institute several new corporate governance and executive compensation initiatives in 2004, including the following:

Performance-Based Executive Equity Grants

We intend to base a portion of our 2004 executive equity grants on company performance milestones. Specifically, we intend to structure our 2004 equity grants to Named Executive Officers such that the vesting of 20% of all option shares granted to Named Executive Officers in 2004 will be performance-based, such that they will accelerate upon the achievement of certain performance milestones. While we have not yet determined the parameters of such milestones, our intent is to tie such milestones to important quantitative metrics such as the Company's operating margin or revenue growth in 2004, measured over two or more quarters. If this approach is positive and effective, and does not adversely affect our business, and provided that option accounting or other laws or regulations do not change in a manner that would make this approach impracticable or detrimental in the future, we plan to increase this measure to cover 50% of all option shares we grant to Named Executive Officers in 2005.

Equity Run Rates

We believe it is important to issue an amount of employee equity grants that is consistent with our growth objectives and drives stockholder value. We also believe it is important that we give our stockholders a sense of our equity grant plans by publicly communicating our expected annual net dilution from employee equity grants. Accordingly, it is our intention that our target annual net Dilution Percentage be in the range of two to four percent. However, this range could vary, potentially significantly, based on a variety of factors, including but not limited to our merger and acquisition activities, growth rates, executive hires, industry and market conditions, the competitive environment and the regulatory environment.

Option Repricing

While we believe that stock options are a critical cornerstone of our ability to recruit and motivate employees, we have a strong bias against repricing existing options. We have not repriced options in the past, and have no current intention to do so in the future. Absent any unforeseen circumstances, even though we reserve the right to reprice options, we do not anticipate that our bias against doing so will change.

Board Checks and Balances

In order to further strengthen our existing system of checks and balances, Mr. Siebel recommended to the Board, and the Board agreed, that the roles of Chairman and Chief Executive Officer would be separated effective May 4, 2004, on which date J. Michael Lawrie was appointed as our new Chief Executive Officer. From time to time, we may also consider the adoption of other measures of creating additional diversification of corporate responsibilities.

Board Self Evaluation

In addition, in order to facilitate our Board's understanding of its past performance and its identification of opportunities to enhance its future performance, our Board intends to formalize a process that would allow each Board member to evaluate and comment upon the Board's performance. This process is expected to focus on the Board's and the various Board Committees' performance as a whole, rather than the performance of individual Board or Committee members.

Stockholder Rights Plan

In 2003 we adopted a stockholder rights plan to protect the economic interests of our stockholders. We plan to give stockholders an even more direct voice in the future regarding this issue. Accordingly, if we decide to renew our stockholder rights plan following its expiration, we intend to first obtain stockholder approval.

PERFORMANCE MEASUREMENT COMPARISON

This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1998 for (i) our common stock; (ii) the Nasdaq Computer & Data Processing Index; and (iii) the S&P 500 Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                                            Cumulative Total Return
                             ------------------------------------------------------
                                                                 Nasdaq Computer
            Measurement           Siebel           S&P 500           and Data
              Period          Systems, Inc. (1)    Index (2)    Processing Index (2)
         -----------------   ------------------  ------------   -------------------
            12/31/1998                 $100.00       $100.00               $100.00
            06/30/1999                  195.40        112.38                125.44
            12/31/1999                  495.03        121.04                219.99
            06/30/2000                  963.91        120.53                177.31
            12/31/2000                  797.05        110.02                101.25
            06/29/2001                  552.78        102.66                 96.18
            12/31/2001                  329.78         96.95                 81.54
            06/28/2002                  167.60         84.19                 59.79
            12/31/2002                   87.22         75.52                 56.23
            06/28/2003                  111.77         84.40                 63.55
            12/31/2003                  164.07         97.18                 74.08

________________________

  Assumes that $100.00 was invested on December 31, 1998, in our common stock, after giving effect to a 2-for-1 split of our common stock in each of November 1999 and September 2000, and at the closing sales price for our common stock on that date. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

  Assumes that $100.00 was invested on December 31, 1998, in each index and that all dividends were reinvested. The Nasdaq Computer & Data Processing Index is calculated by the Center for Research in Securities Prices. The S&P 500 Index is calculated by Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

From our initial public offering in June 1996 to December 31, 2003, the price of our common stock has increased from $1.06 to $13.92 per share as of December 31, 2003, an increase of approximately 1,200%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

First Virtual Air LLC, a company wholly-owned by Thomas M. Siebel, our Chairman, makes an aircraft that it leases available to us for business use. Through a sublease agreement between us and First Virtual Air, we incur certain costs associated with operating and maintaining the aircraft, and we contract with third parties to perform the services related to this operation and maintenance. To the extent that Mr. Siebel uses the aircraft for personal use, he has agreed to reimburse us for the operating costs incurred by us related to such personal use. During 2003, First Virtual Air reimbursed us for $345,000 of our operating costs related to Mr. Siebel's personal use of the aircraft.

During 2003, we leased two corporate aircraft and owned one aircraft. We operate and maintain these aircraft, contracting with third parties to perform the services related to this operation and maintenance. On a limited basis, certain of our officers have used these aircraft for personal use, and we report the standard industry fare level for all personal travel as income for these officers. We have also entered into an arrangement pursuant to which Mr. Siebel may use the aircraft for personal use, provided that he reimburses us for the operating costs, valued at fair market rates as determined by applicable rules, associated with this personal use. During 2003, Mr. Siebel reimbursed us for $55,000 of our operating costs related to his nominal personal use of two of these aircraft.

Entities affiliated with Mr. Siebel lease office space at our principal offices, 2207 Bridgepointe Parkway, San Mateo, California 94404. During 2003, Mr. Siebel reimbursed us $74,600 for the use of this office space. We leased an apartment owned by Mr. Siebel at 2 Boulevard Suchet, Paris, France for certain business-related use associated with our European Executive-in-Residence program. This program was established in 1999 and provides for members of our executive management team to relocate to Europe on a rotating basis in order to establish closer relationships with our European customers and partners. The lease rate for 2003 was €1 per year. We have reflected the fair value of our use of this apartment, estimated at approximately $235,000, as rent expense and addition to equity in the accompanying consolidated financial statements. In addition, during 2003 we reimbursed Mr. Siebel a total of $107,000 for rent owed by us as of December 31, 2002. Mr. Siebel did not use this apartment for any purpose during 2003.

We believe that the foregoing transactions were on terms no less favorable than could be obtained from unaffiliated third parties.

In 1996, Siebel Systems and Mr. Siebel were sued by a former employee. The lawsuit contained several causes of action that we believe were frivolous - especially those filed against Mr. Siebel in his individual capacity as Chief Executive Officer. We have a longstanding practice of vigorously defending ourselves and our officers against any and all frivolous claims, and this case was no exception. After receiving a favorable jury verdict in this case, a malicious prosecution lawsuit was filed against the plaintiff's attorneys on behalf of Mr. Siebel. On May 6, 2004, the Court of Appeal ruled in Mr. Siebel's favor, overturning a previous summary judgment ruling and reinstating the malicious prosecution lawsuit. During 2003, we incurred fees totaling approximately $143,000 in this matter. We believe that our principled strategy of seeking any and all means of redress to protect ourselves and our officers from meritless or malicious lawsuits has been highly beneficial to us, since we believe it has had and continues to have a strong deterrent effect on other potential plaintiffs and their attorneys who may be considering frivolous actions against us and our officers.

We have entered into indemnity agreements with certain employees, officers and directors that provide, among other things, that we will indemnify such employee, officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as an employee, officer, director or other agent of Siebel Systems, and otherwise to the full extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report on Form 10-K, please notify your broker, direct your written request to Siebel Systems, Inc., Investor Relations, 2207 Bridgepointe Parkway, San Mateo, California 94404 or investor.relations@siebel.com, or contact Investor Relations at (650) 477-5000. Stockholders who currently receive multiple copies of the proxy statement and/or annual report on Form 10-K at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Jeffrey T. Amann
Secretary

May 21, 2004

A copy of our annual report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2003 is available without charge upon written request to: Corporate Secretary, Siebel Systems, Inc., 2207 Bridgepointe Parkway, San Mateo, California 94404.

APPENDIX A

SIEBEL SYSTEMS, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors of Siebel Systems, Inc. (the "Committee") shall consist of a minimum of three directors. Members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee and may be removed by the Board of Directors in its discretion. All members of the Committee shall be independent directors under the standard adopted by the Nasdaq National Market ("Nasdaq"). All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member shall be a financial expert.

The purpose of the Committee shall be to assist the Board of Directors in its oversight of the integrity of the financial statements of the Company, of the Company's compliance with legal and regulatory requirements, of the independence and qualifications of the independent auditor, and of the performance of the Company's internal audit function and independent auditors. The independent auditors shall report directly to the Committee.

In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

1. To discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or Nasdaq requirements.

2. To discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

3. To recommend, for stockholder approval, the independent auditor to examine the Company's accounts, controls and financial statements. The Committee shall have the sole authority and responsibility to select, evaluate and if necessary replace the independent auditor. The Committee shall have the authority to monitor the rotation of the partners of the independent auditors on the Company's audit engagement team, as required by applicable law. The Committee shall have the sole authority to approve all audit engagement fees and terms and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Company by the Company's independent auditor.

4. To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management's response, and the Company's risk assessment and risk management policies, including the Company's major financial risk exposure and steps taken by management to monitor and mitigate such exposure. The Committee shall also resolve conflicts or disagreements regarding financial reporting.

5. To review the Company's financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company's financial statements, including alternatives to, and the rationale for, the decisions made.

6. To review and approve the internal corporate audit staff functions, including: (i) purpose, authority and organizational reporting lines; (ii) annual audit plan, budget and staffing; and (iii) concurrence in the appointment, compensation and rotation of the head of the internal corporate audit staff.

7. To review, with the CFO, the head of the internal corporate audit staff, or such others as the Committee deems appropriate, the Company's internal system of audit and financial controls and the results of internal audits.

8. To obtain and review at least annually a report from the independent auditor delineating: the auditing firm's internal quality-control procedures and any material issues raised within the preceding year by the auditing firm's internal quality-control reviews or by the Public Company Accounting Oversight Board's reviews of the firm. The Committee will also review steps taken by the auditing firm to address any findings in any of the foregoing reviews. Also, in order to assess auditor independence, the Committee will review at least annually all relationships between the independent auditor and the Company.

9. To prepare and publish an annual Committee report in the Company's proxy statement.

10. To set policies for the hiring of employees or former employees of the Company's independent auditor.

11. To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, related-party transactions or adherence to standards of business conduct as required in the policies of the Company or by applicable laws, rules and regulations. This should include regular reviews of the compliance processes. In connection with these reviews, the Committee will meet, as deemed appropriate, with the general counsel and other Company officers or employees.

12. To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters as required by applicable law and as deemed appropriate.

The Committee shall meet separately at least quarterly with management, with the corporate audit staff and also with the Company's independent auditors.

The Committee shall have authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties and compensation to (a) the Company's independent auditors for the purpose of rendering or issuing an audit report and (b) to any outside advisors employed by the Committee pursuant to this Charter.

The Committee shall report its recommendations to the Board of Directors after each Committee meeting.

SIEBEL SYSTEMS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 23, 2004

The undersigned hereby appoints Thomas M. Siebel, J. Michael Lawrie and Kenneth A. Goldman and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Siebel Systems, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Siebel Systems, Inc., to be held at the Marriott Hotel at 1770 South Amphlett Boulevard, San Mateo, California 94402 on Wednesday, June 23, 2004 at 11:00 a.m. Pacific time (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR
ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND ABSTAIN ON PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
(Continued and to be signed on other side)

FOLD AND DETACH HERE
Please mark your vote as indicated in this example ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1: To elect four directors to hold office until the 2007 Annual Meeting of Stockholders.

☐ FOR all nominees listed below (except as indicated to the contrary below)

☐ WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES: (01) C. Scott Hartz, (02) Charles R. Schwab, (03) George T. Shaheen, (04) John W. White

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE'S NAME BELOW:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2004.

☐ FOR

☐ AGAINST

☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF ABSTAIN ON PROPOSAL 3.

PROPOSAL 3: To vote on the stockholder proposal requesting that the Board of Directors adopt a policy of expensing the cost of future employee and director stock options in our annual income statement.

☐ FOR

☐ AGAINST

☐ ABSTAIN

ELECTRONIC DELIVERY: Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast. Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S) ___________________________________________________ DATED ______________, 2004
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by a duly authorized person.

- Detach here from proxy voting card -

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available until 11:59 p.m., Pacific Time on June 22, 2004.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/sebl Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage- paid envelope.

If you vote your proxy by Internet or telephone,
you do NOT need to mail back your proxy card.

You can view the annual report on Form 10-K and proxy statement on the Internet at: http://www.siebel.com.

VOTING INSTRUCTION CARD
DIRECTION GIVEN BY REGISTERED HOLDERS OF
EXCHANGEABLE SHARES OF SIEBEL JANNA ARRANGEMENT, INC.
FOR THE JUNE 23, 2004 ANNUAL MEETING OF
STOCKHOLDERS OF SIEBEL SYSTEMS, INC.

The undersigned, having read the Notice of Annual Meeting of Stockholders (the "Annual Meeting") of Siebel Systems, Inc., a Delaware corporation, to be held at the Marriott Hotel at 1770 South Amphlett Boulevard, San Mateo, California 94402 on Wednesday, June 23, 2004, at 11:00 a.m., Pacific time, the Proxy Statement dated May 21, 2004 and the accompanying Notice to Holders of Exchangeable Shares of Siebel Janna Arrangement, Inc., receipt of each is hereby acknowledged, does hereby instruct and direct Computershare Trust Company of Canada (the "Trustee") pursuant to the provisions of the Voting and Exchange Trust Agreement, dated as of November 14, 2000 and First Supplemental Trust Agreement to the Voting and Exchange Trust Agreement, dated October 18, 2002 (together, the "Trust Agreement"), among Siebel Systems, Inc., Siebel Janna Arrangement, Inc. and the Trustee, as follows:

(PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND ABSTAIN ON PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO VOTE IN ITS DISCRETION.)

(Please select one of A or B)

A.  ☐ Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of Siebel Systems, Inc. or otherwise, the undersigned's voting rights at the Annual Meeting, or any postponement or adjournment thereof, as follows:

(Please complete the following only if you have selected Alternative A)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1: To elect four directors to hold office until the 2007 Annual Meeting of Stockholders.

☐ FOR all nominees listed below (except as indicated to the contrary below)

☐ WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES: (01) C. Scott Hartz, (02) Charles R. Schwab, (03) George T. Shaheen, (04) John W. White

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE'S NAME BELOW:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2004.

☐ FOR

☐ AGAINST

☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF ABSTAIN ON PROPOSAL 3.

PROPOSAL 3: To vote on the stockholder proposal requesting that the Board of Directors adopt a policy of expensing the cost of future employee and director stock options in our annual income statement.

☐ FOR

☐ AGAINST

☐ ABSTAIN

(If you have selected Alternative A, please go directly to the signature line on this page.)

B. ☐ Deliver a proxy card to ___________________________ to act for and on behalf of the undersigned at the Annual Meeting with respect to all the exchangeable shares of Siebel Janna Arrangement, Inc. held by the undersigned on the record date for the Annual Meeting with all the powers that the undersigned would possess if present and acting thereat including the power to exercise the undersigned's voting rights at the Annual Meeting or any postponement or adjournment thereof.

Executed on this _____ day of _____________, 2004.

Signature:
Print Name:

Signature:
Print Name:

NOTES:

(1) A holder of exchangeable shares has the right to appoint a person to represent him or her at the Annual Meeting by inserting in the space provided the name of the person the stockholder wishes to appoint. Such person need not be a holder of exchangeable shares.

(2) To be valid, this Voting Instruction Card must be signed and deposited with Computershare Trust Company of Canada, Attention: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 in the enclosed return envelope (postage prepaid if mailed in Canada) prior to 5:00 p.m., Toronto time, on June 21, 2004 or, if the Annual Meeting is adjourned, 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Annual Meeting.

(3) If an individual, please sign exactly as your exchangeable shares are registered. If the holder is a corporation, this Voting Instruction Card must be executed by a duly authorized officer or attorney of the holder and, if the corporation has a corporate seal, its corporate seal should be affixed. If exchangeable shares are registered in the name of an executor, administrator or trustee, please sign exactly as the exchangeable shares are registered. If the exchangeable shares are registered in the name of the deceased or other stockholder, the stockholder's name must be printed in the space provided. This Voting Instruction Card must be signed by the legal representative with his or her name printed below his or her signature and evidence of authority to sign on behalf of the stockholder must be attached to this Voting Instruction Card. In many cases, exchangeable shares beneficially owned by a holder (a "Non-Registered Holder") are registered in the name of a securities dealer or broker or other intermediary, or a clearing agency. Non-Registered Holders should, in particular, review the section entitled "Non-Registered Holders" in the accompanying Notice to Exchangeable Stockholders and carefully follow the instructions of their intermediaries.

(4) If a share is held by two or more persons, each should sign this Voting Instruction Card.

(5) If this Voting Instruction Card is not dated in the space provided, it is deemed to bear the date on which it is mailed to the stockholder.

NOTICE TO HOLDERS OF EXCHANGEABLE SHARES

Our records show that, as of April 29, 2004, the record date for the determination of holders of exchangeable shares, you owned exchangeable shares of Siebel Janna Arrangement, Inc., an Ontario corporation. The exchangeable shares provide you with economic and voting rights which are, as nearly as practicable, equivalent to those of holders of shares of common stock of Siebel Systems, Inc., a Delaware corporation (the "Company"), the U.S. parent of Siebel Janna Arrangement, Inc., including the right to attend and vote at meetings of the common stockholders of the Company. The Company will be holding its Annual Meeting of Stockholders (the "Annual Meeting") on June 23, 2004, to: (1) elect four directors to hold office until the 2007 Annual Meeting of Stockholders; (2) ratify the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2004; and (3) vote on the stockholder proposal requesting that the Board adopt a policy of expensing the cost of future employee and director stock options in our annual income statement.

At such Annual Meeting you will have voting rights, as described below, equal to the number of exchangeable shares you hold. You are permitted to instruct Computershare Trust Company of Canada, the Trustee under the Voting and Exchange Trust Agreement among the Company, Siebel Janna Arrangement, Inc. and the Trustee, as supplemented, as to how the Trustee is to vote your exchangeable shares at the Annual Meeting. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your exchangeable shares. Alternatively, you may instruct the Trustee to give you or a person designated by you a proxy to exercise the voting rights attached to your exchangeable shares during the meeting. The Trustee will then deposit this proxy with the Company. If you do not instruct the Trustee to give you or your designee a proxy, you or the person designated by you will not be entitled to vote during the meeting. The proxy should be signed by the person whose name appears on the voting instruction form provided to the Trustee. Signed proxies received from persons named in a properly completed voting instruction form prior to the close of voting will be counted.

To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed Voting Instruction Card to the Trustee by 5:00 p.m., Toronto time, on June 21, 2004 or if the Annual Meeting is adjourned, 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Annual Meeting. A return envelope (which is postage prepaid if mailed in Canada) is enclosed for that purpose. Whether or not you expect to attend the annual meeting, please sign, date and return the Voting Instruction Card in the envelope provided to ensure that your exchangeable shares will be represented at the Annual Meeting.

You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated Voting Instruction Card. No notice of revocation or later-dated Voting Instruction Card, however, will be effective unless received by the Trustee prior to 5:00 p.m., Toronto time, on June 21, 2004 or if the Annual Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned Annual Meeting.

Non-Registered Holders

Only registered holders of exchangeable shares of Siebel Janna Arrangement, Inc. are permitted to instruct the Trustee as to how to vote their exchangeable shares at the Annual Meeting or to attend and vote at the Annual Meeting by proxy as described above. You may be a beneficial owner of exchangeable shares (a "Non-Registered Holder") if your exchangeable shares are registered either:

(1) in the name of an intermediary (an "Intermediary") with whom you deal with in respect of the exchangeable shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered Registered Retirement Savings Plans (RRSPs), Registered Retirement Income Funds (RRIFs), Registered Education Savings Plans (RESPs) and similar plans; or

(2) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant.

The Company has distributed copies of the Notice of Meeting, the Proxy Statement dated May 21, 2004 and the Notice to Exchangeable Stockholders (collectively, the "Meeting Materials") to Intermediaries who are required to forward these Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive Meeting Materials you will be given either:

(1) a Voting Instruction Card which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of exchangeable shares beneficially owned by you but which is otherwise uncompleted. This Voting Instruction Card need not be signed by you. In this case, if you wish to direct the voting of the exchangeable shares held by you or attend and vote during the Annual Meeting (or have another person attend and vote on your behalf) you should properly complete the Voting Instruction Card and deposit it with Computershare Trust Company of Canada, Attention: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 prior to 5:00 p.m., Toronto time, on June 21, 2004 or if the Annual Meeting is adjourned, 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Annual Meeting; or

(2) a voting instruction form which must be completed and signed by you in accordance with the directions on the voting instruction form (which may in some cases permit the completion of the voting instruction form by telephone).

The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the voting of the exchangeable shares you beneficially own or to attend and vote at the Annual Meeting. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies.

A Non-Registered Holder may revoke a Voting Instruction Card or a voting instruction form given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a Voting Instruction Card or a voting instruction form that is not received by the Intermediary at least seven calendar days prior to the Annual Meeting.

Information relating to the Company

Exchangeable shares are exchangeable on a one-for-one basis for shares of common stock of the Company and, among other things, you, as a holder of exchangeable shares, are entitled to receive dividends from Siebel Janna Arrangement, Inc. payable at the same time as and equivalent to, on a per-share basis, any dividends paid by the Company to holders of its shares of common stock. As a result of the economic and voting equivalency between the exchangeable shares and shares of common stock of the Company, you, as a holder of exchangeable shares, will have a participating interest determined by reference to the Company and not Siebel Janna Arrangement, Inc. (i.e., the value of exchangeable shares is dependent on the assets and operations of the Company and not Siebel Janna Arrangement, Inc.). Accordingly, it is information relating to the Company that is relevant to you, and enclosed in this package is the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on June 23, 2004, which you should read carefully.

San Mateo, California
May 21, 2004